Exhibit 10.20 (ii)
AMENDMENT NUMBER TWO TO
THE NORTHERN TRUST COMPANY
DEATH BENEFIT PLAN

WHEREAS, The Northern Trust Company (the "Company") has adopted The Northern Trust Company Death Benefit Plan (the "Plan");

WHEREAS, on July 11, 2019, the Company adopted that certain Amendment Number One to the Plan, effective May 17, 2019; and

WHEREAS, the Company wishes to further amend the Plan;

NOW THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under Section 6.1 of the Plan, Section 2.13 of the Plan is hereby amended to read as follows, effective as of May 17, 2019:

“Participant. Participant means an Eligible Employee who (i) on or before May 14, 2019, consented in writing to being insured under a Company-owned life insurance policy or policies (of which the Company is the beneficiary) on such form and in accordance with such procedures as prescribed by the Company, or (ii) was on a Company-approved medical, parental or other leave of absence on May 14, 2019, and is identified by the Company, in the Company’s sole discretion, as eligible to participate in the Plan and notified in writing of his or her eligibility no later than July 23, 2019.”

IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the Company on this 29 day of July, 2019, effective as of the date indicated above.

THE NORTHERN TRUST COMPANY

By: /s/ Joyce St. Clair
Name: Joyce St. Clair
Title: Executive Vice President and Chief Human Resources Officer